                                                                      EXHIBIT 11



                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                Three months ended     Nine months ended
                                                  Sept. 30, 1995         Sept. 30, 1995
                                                ------------------     -----------------
       1.  Net income                              $ 9,059,472              $27,091,928
       2.  Weighted average common
            shares outstanding                      18,478,678               18,430,832
                                                   -----------              -----------

       3.  Earnings per
            common share                           $      0.49              $      1.47
                                                   ===========              ===========

       4.  Weighted average common
            shares outstanding                      18,478,678               18,430,832

       5.  Common stock equivalents
            due to dilutive
            effect of stock options                  1,083,969                1,043,786
                                                   -----------               ----------

       6.  Total weighted average
            common shares and
            equivalents outstanding                 19,562,647               19,474,618
                                                   ===========              ===========

       7.  Primary earnings per share              $      0.46              $      1.39
                                                   ===========              ===========

       8.  Total weighted average
            common shares and
            equivalents outstanding
            (Line 6)                                19,562,647               19,474,618

       9.  Additional dilutive shares
            using end of period market
            value versus average market
            value for the computation of
            stock options under the
            treasury stock method                       93,170                  127,938
                                                   -----------               ----------

      10.  Total shares for fully
            diluted earnings per share              19,655,817               19,602,556
                                                   ===========              ===========

      11.  Fully diluted earnings
            per share                              $      0.46              $      1.38
                                                   ===========              ===========